UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 10, 2015

Capital Southwest Corporation

(Exact name of registrant as specified in its charter)

Texas	814-00061	75-1072796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	972-233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2015, Capital Southwest Corporation (the "Company") entered into the Second Amendment to the 2009 Stock Incentive Plan (the “2009 Plan Amendment”).  The Company’s shareholders approved the 2009 Plan Amendment at the Annual Meeting of Shareholders held August 4, 2015 (the “Annual Meeting”).  The 2009 Plan Amendment increases the maximum number of stock options that can be granted to any plan participant in any calendar year from 75,000 to 120,000.

On August 10, 2015, the Company also entered into the Second Amendment to the 2010 Restricted Stock Award Plan (the “2010 Plan Amendment”).  The Company’s shareholders approved the 2010 Plan Amendment at the Annual Meeting.  The 2010 Plan Amendment increases the number of shares of Company common stock available for issuance under the 2010 Restricted Stock Award Plan by 450,000 shares.

The foregoing descriptions of the 2009 Plan Amendment and the 2010 Plan Amendment are qualified in their entirety by reference to the text of the 2009 Plan Amendment and the 2010 Plan Amendment, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the 2009 Stock Incentive Plan

10.2	Second Amendment to the 2010 Restricted Stock Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2015
	By:	/s/ Joseph B. Armes
Joseph B. Armes
Chairman of the Board,
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to the 2009 Stock Incentive Plan

10.2	Second Amendment to the 2010 Restricted Stock Award Plan